As filed with the Securities and Exchange Commission on June 10, 2003

Registration No.333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S–8
REGISTRATION STATEMENT

Under The Securities Act of 1933

ONYX ACCEPTANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0577635

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27051 Towne Centre Drive, Suite 100
Foothill Ranch, CA 92610

(Address of principal executive offices) (Zip Code)

ONYX ACCEPTANCE CORPORATION
1996 STOCK OPTION/STOCK ISSUANCE PLAN

(Full title of the Plan(s))

MICHAEL A. KRAHELSKI
Senior Vice President, Secretary and General Counsel
Onyx Acceptance Corporation
27051 Towne Centre Drive, Suite 100
Foothill Ranch, CA 92610

(Name and address of agent for service)

(949) 465-3900

(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum Offering	Proposed Maximum Aggregate	Amount of Registration
Title of Securities to be Registered	Amount to be Registered(1)	Price Per Share(2)	Offering Price(2)	Fee(3)

Common Stock, $0.01 par value	152,603 shares	$5.64	$860,680.92	$69.63

(1)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Onyx Acceptance Corporation 1996 Stock Option/Stock Issuance Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant’s Common Stock on June 6, 2003, as reported by the Nasdaq National Market.

(3)	Registration fee computed pursuant to Rule 457(h)(1).

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on July 3, 2002 (File No. 333-91964) is hereby incorporated by reference.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10–K for the fiscal year ended December 31, 2002, filed with the Commission on March 31, 2003;

(b)	The Registrant’s Quarterly Report on Form 10–Q for the three-month period ended March 31, 2003, filed with the Commission on May 15, 2003;

(c)	The Registrant’s Current Report on Form 8–K, filed with the Commission on February 14, 2003;

(d)	The Registrant’s Current Report on Form 8–K, filed with the Commission on April 30, 2003;

(e)	The Registrant’s Current Report on Form 8-K, filed with the Commission on May 16, 2003; and

(f)	The description of Registrant’s Capital Stock contained in Registrant’s Registration Statement on Form 8–A (No. 000-28050) filed with the Commission on May 5, 1996 and amended on July 9, 1997, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibit

5.1	Opinion and consent of Pillsbury Winthrop LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Pillsbury Winthrop LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-2 of this Registration Statement.

99.1	1996 Stock Option/Stock Issuance Plan (incorporated by reference to the registrant’s Registration Statement on Form S-8 filed with the SEC on July 3, 2002).

II-1

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Foothill Ranch, State of California on this 6th day of June, 2003.

Onyx Acceptance Corporation

By:	/s/ John W. Hall

JOHN W. HALL President, Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Onyx Acceptance Corporation, a Delaware corporation, do hereby constitute and appoint John W. Hall, President, Chief Executive Officer and Director, and Don P. Duffy, Executive Vice President, Chief Financial Officer and Director, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Hall John W. Hall	President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2003

/s. Don P. Duffy Don P. Duffy	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 6, 2003

/s/ Thomas C. Stickel Thomas C. Stickel	Chairman of the Board and Director	June 4, 2003

/s/ G. Bradford Jones G. Bradford Jones	Director	June 6, 2003

/s/ C. Thomas Meyers C. Thomas Meyers	Director	June 5, 2003

II-2

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion and consent of Pillsbury Winthrop LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2	Consent of Pillsbury Winthrop LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-2 of this Registration Statement.

99.1	1996 Stock Option/Stock Issuance Plan (incorporated by reference to the registrant’s Registration Statement on Form S-8 filed with the SEC on July 3, 2002).